Exhibit 10.16

March 31, 2020

Dr. Robert Zeldin

RE: Separation Agreement and General Release

Dear Robert,

Your employment with Immunovant, Inc. and any of its subsidiaries will be terminated on April 7, 2020 (the “Separation Date”). This Separation Agreement and General Release (this “Agreement”) sets forth the terms and conditions under which the Company is offering you additional pay and benefits in exchange for you making and honoring certain commitments, including agreeing not to pursue legal action against the Company as described in Sections 7 and 8 of this Agreement.

PLEASE NOTE: THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES TO YOU. YOU SHOULD CONSULT AN ATTORNEY OF YOUR CHOICE, AT YOUR EXPENSE, PRIOR TO EXECUTING IT.

1.	Parties To This Agreement.

This Agreement is a proposed agreement that Immunovant, Inc. is offering to you. In this document, references to “you” refer to Robert Zeldin and references to “Immunovant” or the “Company” refer to Immunovant, Inc. and its subsidiaries. Together, you and Immunovant are referred to as the “Parties.”

2.	What You Will Receive Regardless of Whether You Enter Into This Agreement.

Whether or not you enter into this Agreement, you will receive the following:

a.

Your regular base pay (less applicable withholding) through the Separation Date, provided you remain employed at the Company through that date. You will be receiving your regular pay in the same manner that you normally receive your regular pay, such as direct deposit, consistent with established bi-monthly pay cycles through the Separation Date; and

b.

If you are currently enrolled and participating in the Company’s medical/dental/vision benefits, your coverage will extend until the end of April 2020 (the month in which your separation takes place). Thereafter, you will be able to continue as a member of the Company’s group health plans at your expense in accordance with the terms of those plans, as well as COBRA, for the legally required benefit continuation period. You will be receiving a separate letter explaining your rights and responsibilities with regard to electing your COBRA benefits; and

c.

Accrued vested benefits under any applicable retirement plans offered by the Company. In this regard, you will receive information directly from Fidelity and you may direct questions to them at 1-800-603-4015; and

d.	Reimbursement for all approved business-related expenses pursuant to the Company’s usual expense reimbursement policies, subject to receipt of the additional information requested by the Company; and

e.

As long as you direct reference inquiries from potential employers to Pamela Connealy, Chief Financial Officer, Immunovant, Inc., 320 West 37th Street, 9th Floor, New York, NY 10018, unless otherwise specifically authorized by you in writing, the Company will limit information it discloses in response to reference requests to: (1) your dates of employment; and (2) your last position held. Of course, the Company will respond truthfully to any compulsory process of law (such as a subpoena) or as otherwise required by law.

3.	What You Will Receive Only If You Enter Into This Agreement.

As long as you timely sign, date and return this Agreement, you comply with the Agreement’s requirements, and do not resign prior to Separation Date, this Agreement will become effective on the Separation Date. In return for entering into this Agreement, and compliance with its terms and conditions, in addition to those payments and benefits described in Section 2 above:

•

You will receive, within 14 days of the Separation Date, salary continuation benefit payments at your regular base salary for a period of three (3) months after the Separation Date, subject to required deductions and withholding, and in accordance with the Company’s customary payroll practices;

•

If you are currently enrolled and participating in the Company’s medical/dental/vision benefits, your coverage will extend until the end of the April 2020. Thereafter, the Company will pay for your COBRA premium benefits for twelve (12) months following Separation Date. You will receive a separate letter explaining your rights and responsibilities with regard to electing your COBRA benefits.

•

The Company will not require you to repay the one-time signing bonus as set forth in paragraph 2.1(b) of the Employment Agreement, dated July 8, 2019, as amended July 21, 2019, between you and the Company (collectively, the “Employment Agreement”), a copy of which is attached to this Agreement as Exhibit A.

•

As you know, on July 29, 2019, Immunovant Sciences Ltd. (“ISL”) granted you an option (the “Option”), pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”), an Option Agreement (“Option Agreement”) and a Stock Option Grant Notice (“Stock Option Grant Notice”) (collectively the “Equity Agreements”), to purchase the number of common shares of ISL (the “Common Stock”) set forth in your Stock Option Grant Notice, all subject to the terms and conditions of the Equity Agreements. Subject to your entry into a lockup agreement in the form attached hereto as Exhibit B (the “Lockup Agreement”), the Company agrees to accelerate the vesting of part of your Option such that 71,316 shares under your Option (the “Vested Shares”) will be deemed to have vested on the Separation Date. Except as set forth above, the Vested Shares are subject to all of the terms and conditions set forth in the Equity Agreements. If there is any conflict between the terms herein and the Plan, the terms of the Plan will control. You acknowledge that, other than the Vested Shares, you have not vested in any stock, restricted stock, or stock options and are not otherwise entitled to any stock, restricted stock, stock options, or other Company equity.

4.	W-2s.

The Company will issue an IRS Form W-2 and any other necessary IRS forms to you in connection with payments described in Section 3.

5.	How To Enter Into This Agreement.

In order to enter into this Agreement, you must take the following steps:

a.	You must sign and date this Agreement. Signing and dating this Agreement is how you “Execute” the Agreement.

b.

You must return the Executed Agreement to Brad Middlekauff, General Counsel and Secretary, Immunovant, Inc., by .pdf attached to an email to brad.middlekauff@immunovant.com on or before April 7, 2020. If Mr. Middlekauff does not receive the signed and dated Agreement by that date, the offer will be deemed withdrawn, this Agreement will not take effect and you will not receive the pay and benefits described in Section 3.

c.	You must comply with the terms and conditions of this Agreement.

6.	Your Acknowledgments.

By entering into this Agreement, you are agreeing:

•

The pay and benefits in Section 3 are more than any money or benefits that you are otherwise promised or entitled to receive under any policy, plan, handbook or practice of the Company or any prior offer letter, agreement or understanding between the Company and you.

•	You will remain on administrative leave until the Separation Date.

•

After your employment ends, except as provided for in this Agreement (and without impacting any accrued vested benefits under any applicable tax-qualified retirement or other benefit plans of the Company), you will no longer participate or accrue service credit of any kind in any employee benefits plan of the Company or any of its affiliates.

•	Your obligations under the Employment Agreement and the Employee Non-Disclosure, Inventions Assignment and Restrictive Covenant Agreement

(“NDIA”) executed between you and the Company on July 9, 2019, a copy of which is attached to this Agreement as Exhibit C, shall remain in full force and effect and you acknowledge and re-affirm those obligations.

•

As long as the Company satisfies its obligation under the Agreement, it will not owe you anything except for the items set forth in Section 2, which you will receive regardless of whether you Execute this Agreement, and the items set forth in Section 3, which you will receive only if you Execute this Agreement.

•

During your employment with the Company, you did not violate any federal, state, or local law, statute, or regulation while acting within the scope of your employment with the Company (collectively, “Violations”).

•

You are not aware of any Violation(s) committed by a Company employee, vendor, or customer acting within the scope of his/her/its employment or business with the Company that have not been previously reported to the Company, or to the extent you are aware of any such unreported Violation(s), you will, prior to your execution of this Agreement, immediately report such Violation(s) to the Company. You acknowledge and agree that you have not, and are not, asserting a claim for harassment and/or discrimination based on any protected category.

7.	YOU ARE RELEASING AND WAIVING CLAIMS.

While it is very important that you read this entire Agreement carefully, it is especially important that you read this Section carefully, because it lists important rights you are giving up if you decide to enter into this Agreement.

What Are You Giving Up? It is the Company’s position that you have no legitimate basis for bringing a legal action against it. You may agree or believe otherwise or simply not know.

However, if you Execute this Agreement, you will, except for certain exceptions described in Section 11, give up your ability to bring a legal action against the Company and others, including, but not limited to its affiliates. More specifically, by Executing this Agreement, you will give up any right you may have to bring various types of “Claims”, which means possible lawsuits, claims, demands and causes of action of any kind (based on any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, by reason of any act or omission up to and including the date on which you Execute this Agreement. You are also giving up potential Claims arising under any contract or implied contract, including, but not limited to, your Employment Agreement or any handbook, tort law or public policy having any bearing on your employment or the termination of your employment, such as Claims for wrongful discharge, discrimination, hostile work environment, breach of contract, tortious interference, harassment, bullying, infliction of emotional distress, defamation, back pay, vacation pay, sick pay, wage, commission or bonus payment, equity grants, stock options, restricted stock option payments, payments under any bonus or incentive plan, attorneys’ fees, costs and future wage loss. This Agreement includes a release of your right to assert a Claim of discrimination on the basis of age, sex, race, religion, national origin, marital status, sexual orientation, gender identity, gender expression, ancestry, parental status, handicap, disability, military status, veteran status, harassment, retaliation or attainment of benefit plan rights. However, as described in Section 11, this Agreement does not and cannot prevent you from asserting your right to bring a claim against the Company and Releasees, as defined below, before the Equal Employment Opportunity Commission or other agencies enforcing non-discrimination laws or the National Labor Relations Board.

Whose Possible Claims Are You Giving Up? You are waiving Claims that you may otherwise be able to bring. You are not only agreeing that you will not personally bring these Claims in the future, but that no one else will bring them in your place, such as your heirs and executors, and your dependents, legal representatives and assigns. Together, you and these groups of individuals are referred to in the Agreement as “Releasors.”

Who Are You Releasing From Possible Claims? You are not only waiving Claims that you and the Releasors may otherwise be able to bring against the Company, but also Claims that could be brought against “Releasees,” which means the Company and all of their past, present and future (individually and in their business capacities, as applicable):

•	shareholders

•	officers, directors, employees, attorneys and agents

•	subsidiaries, divisions and affiliated and related entities

•	employee benefit and pension plans or funds (and their administrators and fiduciaries)

•	predecessors, successors and assigns

•	trustees, fiduciaries and administrators

Possible Claims You May Not Know. It is possible that you may have a Claim that you do not know exists. By entering into this Agreement, you are giving up all Claims that you ever had including Claims arising out of your employment or the termination of your employment. Even if Claims exist that you do not know about, you are giving them up.

What Types of Claims Are You Giving Up? In exchange for the pay and benefits in Section 3, you (on behalf of yourself and the Releasors) forever release and discharge the Company and all of the Releasees from any and all Claims including Claims arising under the following laws (including amendments to these laws):

Federal Laws, such as:

•	Title VII of the Civil Rights of 1964;

•	Sections 1981 through 1988 of Title 42 of the United States Code;

•	The Civil Rights Act of 1991;

•	Age Discrimination in Employment Act (“ADEA”);

•	Family and Medical Leave Act;

•	The Equal Pay Act;

•	The Americans with Disabilities Act;

•	The Rehabilitation Act;

•	The Employee Retirement Income Security Act;

•	The Worker Adjustment and Retraining Notification Act;

•	The National Labor Relations Act;

•	The Fair Credit Reporting Act;

•	The Occupational Safety and Health Act;

•	The Uniformed Services Employment and Reemployment Act;

•	The Employee Polygraph Protection Act;

•	The Immigration Reform Control Act;

•	The Family and Medical Leave Act;

•	The Genetic Information Nondiscrimination Act;

•	The Federal False Claims Act;

•	The Patient Protection and Affordable Care Act;

•	Emergency Family and Medical Leave Expansion Act;

•	Emergency Paid Sick Leave Act

•	The Consolidated Omnibus Budget Reconciliation Act; and

•	The Lilly Ledbetter Fair Pay Act.

State and Municipal Laws, such as:

•

The New York State Human Rights Law; the New York State Executive Law; the New York State Civil Rights Law; the New York State Whistleblower Law; the New York State Legal Recreational Activities Law; the retaliation provisions of the New York State Workers’ Compensation Law; the New York Labor Law; the New York State Worker Adjustment and Retraining Notification Act; the New York State False Claims Act; New York State Wage and Hour Laws; the New York State Equal Pay Law; the New York State Rights of Persons with Disabilities Law; the New York State Nondiscrimination Against Genetic Disorders Law; the New York State Smokers’ Rights Law; the New York AIDS Testing Confidentiality Act; the New York Genetic Testing Confidentiality Law; the New York Discrimination by Employment Agencies Law; the New York Bone Marrow Leave Law; the New York Adoptive Parents Child Care Leave Law; the New York City Human Rights Law; the New York City Administrative Code; the New York City Paid Sick Leave Law; the Emergency COVID-19 Paid Sick Leave Law; and the New York City Charter.

•

The North Carolina Employment Practices Act; the Retaliatory Employment Discrimination Act; the Persons with Disabilities Protection, Discrimination Against Persons with Sickle Cell Trait; Discrimination Based Upon Genetic

Testing and Information; Discrimination Based Upon Use of Lawful Products; Discrimination Based Upon AIDS or HIV Status; Hazardous Chemicals Right to Know Act; Jury Service Discrimination; Military Service Discrimination; and all of their respective implementing regulations; and

You Are Giving Up Potential Remedies and Relief. You are waiving any relief that may be available to you (such as money damages, equity grants, benefits, attorneys’ fees, and equitable relief such as reinstatement) under any of the waived Claims, except as provided in Section 11.

This Release Is Extremely Broad. This release is meant to be as broad as legally permissible and applies to both employment-related and non-employment-related Claims up to the time that you execute this Agreement. This release includes a waiver of jury trials and non-jury trials. This Agreement does not release or waive Claims or rights that, as a matter of law, cannot be waived, which include, but are not necessarily limited to, the exceptions to your release of claims or covenant not to sue referenced in Section 11.

8.	YOU ARE AGREEING NOT TO SUE

Except as provided in Section 11, you agree not to sue or otherwise bring any legal action against the Company or any of the Releasees ever for any Claim released in Section 7 arising before you Execute this Agreement. You are not only waiving any right you may have to proceed individually, but also as a member of a class or collective action. You waive any and all rights you may have had to receive notice of any class or collective action against Releases for claims arising before you Execute this Agreement. In the event that you receive notice of a class or collective action against Releasees for claims arising before you Execute this Agreement, you must “opt out” of and may not “opt in” to such action. You are also giving up any right you may have to recover any relief, including money damages, from the Releasees as a member of a class or collective action.

9.	Representations Under The FMLA (leave law) And FLSA (wage and hour law).

You represent that you are not aware of any facts that might justify a Claim by you against the Company for any violation of the Family and Medical Leave Act (“FMLA”). You also represent that you have received all wages for all work you performed and any commissions, bonuses, stock options, restricted stock option payments, overtime compensation and FMLA leave to which you may have been entitled, and that you are not aware of any facts constituting a violation by the Company or Releasees of any violation of the Fair Labor Standards Act or any other federal, state or municipal laws.

10.	You Have Not Already Filed An Action.

You represent that you have not sued or otherwise filed any actions (or participated in any actions) of any kind against the Company or Releasees in any court or before any administrative or investigative body or agency. The Company is relying on this assurance in entering into this Agreement.

11.	Exceptions To Your Release Of Claims And Covenant Not To Sue

In Sections 7 and 8, you are releasing Claims and agreeing not to sue, but there are exceptions to those commitments. Specifically, nothing in this Agreement prevents you from bringing a legal action or otherwise taking steps to:

•	Enforce the terms of this Agreement; or

•	Challenge the validity of this Agreement; or

•	Make any disclosure of information required by law; or

•

Provide information to, testify before or otherwise assist in any investigation or proceeding brought by, any regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company; or

•	Provide truthful testimony in any forum; or

•	Cooperate fully and provide information as requested in any investigation by a governmental agency or commission; or

•	Make any claims you may have to unemployment compensation benefits or workers’ compensation benefits; or

•

File a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”); or

•	File a lawsuit or other action to pursue Claims that arise after you Execute this Agreement.

For purposes of clarity, this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies.

12.	Your Continuing Obligations.

You acknowledge and reaffirm your continuing obligations pursuant to the Employment Agreement and the NDIA, including your confidentiality obligations under Section 2 of the NDIA and any restrictions under Sections 4 and 5 of the NDIA.

Pursuant to the Defend Trade Secrets Act of 2016, you acknowledge and understand that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of the trade secrets of the Company or any of its affiliates that is made by you (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

13.	Return Of Property.

As of your Separation Date, you agree that you have, or will have, returned to the Company all property belonging to the Company including, but not limited to, electronic devices, equipment, access cards, and paper and electronic documents obtained or created in the course of your employment (the “Property”). Please return all Property to Pam Connealy.

14.	Prior Disclosures.

You acknowledge that, prior to the termination of your employment with the Company, you disclosed to the Company, in accordance with applicable policies and procedures, any and all information relevant to any investigation of the Company’s business practices conducted by any governmental agency or to any existing, threatened or anticipated litigation involving the Company, whether administrative, civil or criminal in nature, and that you are otherwise unaware of any wrongdoing committed by any current or former employee of the Company that has not been disclosed. Nothing in this Agreement shall prohibit or restrict you or the Company from (1) making any disclosure of information required by law; (2) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by any federal or state regulatory or law enforcement agency or legislative body, any self-regulatory organization, or with respect to any internal investigation by the Company or its affiliates; or (3) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any federal, state or municipal law relating to fraud, or any rule or regulation of any self-regulatory organization.

15.	Non-Disparagement and Public Announcement.

You agree that you will not, through any medium including, but not limited to, the press, the Internet or any other form of communication, disparage, defame, or otherwise damage or assail the reputation, integrity or professionalism of the Company or the Releasees. Nothing in this Section 15 is intended to restrict or impede your participation in proceedings or investigations brought by or before the EEOC, NLRB, or other federal, state or local government agencies, or otherwise exercising protected rights to the extent that such rights cannot be waived by agreement, including Section 7 rights under the National Labor Relations Act.

Immunovant has advised you of its intent to announce your termination from employment in public filings with the Securities and Exchange Commission (“SEC”), as follows:

The employment of Dr. Zeldin was terminated by Immunovant on April 7, 2020 for what Immunovant found to be actions inconsistent with its Human Resources policies.

You hereby acknowledge and agree that you were presented with the foregoing statement, had input into such statement, agreed to its content and approved including such statement in the SEC filings. You further acknowledge and agree that Immunovant will include in its SEC filings a description of the material terms of this Agreement and will file as an exhibit to one or more of its SEC filings, this Agreement and the exhibits hereto in their entirety.

16.	No Contact.

You agree not to communicate with any of Immunovant’s current, former or future employees through any means (i.e., telephone, email, text messages, social media) regarding this Agreement and/or any events leading to this Agreement.

17.	The Company’s Remedies For Breach.

If you breach any section of this Agreement, including without limitation, Section 7, 8, or 15, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or otherwise seek to bring a Claim given up under this Agreement, the Company will be entitled to all relief legally available to it including equitable relief such as injunctions, and the Company will not be required to post a bond.

You further acknowledge that if you breach of any section of this Agreement, you will automatically forfeit your right to receive any of the benefits enumerated in Section 3 of this Agreement.

You further acknowledge and understand that if the Company should discover any such Violation(s) as described in Section 6 after your execution of this Agreement and/or your separation from employment with the Company, it will be considered a material breach of this Agreement, and all of the Company’s obligations to you hereunder will become immediately null and void.

18.	Governing Law.

This Agreement is governed by New York law, without regard to conflicts of laws principles.

19.	Successors And Assigns.

This Agreement is binding on the Parties and their heirs, executors, successors and assigns.

20.	Severability And Construction.

If a court with jurisdiction to consider this Agreement determines that any provision is illegal, void or unenforceable, that provision will be invalid. However, the rest of the Agreement will remain in full force and effect. A court with jurisdiction to consider this Agreement may modify invalid provisions if necessary to achieve the intent of the Parties.

21.	No Admission.

By entering into this Agreement, neither you nor the Company admits wrongdoing of any kind.

22.	Do Not Rely On Verbal Statements.

•	This Agreement sets forth the complete understanding between the Parties.

•	This Agreement may not be changed orally.

•

This Agreement constitutes and contains the complete understanding of the Parties with regard to the end of your employment, and supersedes and replaces all prior oral and written agreements and promises between the Parties, except that, as set forth in Section 6, your restrictive covenant obligations remain in full force and effect.

•

Neither the Company nor any representative (nor any representative of any other company affiliated with the Company), has made any promises to you other than as written in this Agreement. All future promises and agreements must be in writing and signed by both Parties.

23.	Your Opportunity To Review.

a.

Review Period. You have seven (7) calendar days from the day you receive this Agreement to consider the terms of this Agreement, sign it and return it to Brad Middlekauff, General Counsel and Secretary, Immunovant, Inc., by .pdf attached to an email to brad.middlekauff@immunovant.com. Your opportunity to accept the terms of this Agreement will expire at the conclusion of the seven (7) calendar day period if you do not accept those terms before time expires. That means that your opportunity to accept the terms of this Agreement will expire on April 7, 2020. You may sign the Agreement in fewer than seven (7) calendar days, if you wish to do so. If you elect to do so, you acknowledge that you have done so voluntarily. You agree that any modifications, material or otherwise, made to this Agreement do not restart, extend or affect in any manner the original seven (7) calendar day review period described above. Your signature below indicates that you are entering into this Agreement freely, knowingly and voluntarily, with full understanding of its terms.

b.	Talk To A Lawyer. During the review period, and before executing this Agreement, the Company advises you to consult with an attorney, at your own expense, regarding the terms of this Agreement.

24.	We Want To Make Absolutely Certain That You Understand This Agreement. You acknowledge and agree that:

•	You have carefully read this Agreement in its entirety;

•	You have had an opportunity to consider the terms of this Agreement;

•	You understand that the Company urges you to consult with an attorney of your choosing, at your expense, regarding this Agreement;

•

You have the opportunity to discuss this Agreement with a lawyer of your choosing, and agree that you had a reasonable opportunity to do so, and he or she has answered to your satisfaction any questions you asked with regard to the meaning and significance of any of the provisions of this Agreement;

•	You fully understand the significance of all of the terms and conditions of this Agreement; and

•	You are Executing this Agreement voluntarily and of your own free will and agree to all the terms and conditions contained in this Agreement.

IMMUNOVANT, INC.		ROBERT ZELDIN

/s/ Pete Salzmann		/s/ Robert Zeldin
By:	Pete Salzmann
Its:	Chief Executive Officer

April 7, 2020		April 7, 2020
(Dated)		(Dated)

EXHIBIT A

Employment Agreement

Filed as Exhibit 10.15

EXHIBIT B

Form of Lockup Agreement

[Form of Lockup]

Immunovant, Inc. (the “Company”)

320 West 37th Street,

New York, NY

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) or Related Securities. The undersigned acknowledges that the Company is relying on the representations and agreements of the undersigned contained in this letter agreement (this “Letter Agreement”) in entering into the Separation Agreement and General Release between the Company and the undersigned.

Annex A sets forth definitions for capitalized terms used in this Letter Agreement that are not defined in the body of this Letter Agreement. Those definitions are a part of this Letter Agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will use reasonable best efforts to cause any Family Member not to), subject to the exceptions set forth in this Letter Agreement, without the prior written consent of the Company, which may withhold its consent in its sole discretion:

•

Sell or Offer to Sell any Common Stock or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Common Stock or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing restrictions will not apply to:

(i)	transfers of Common Stock or any Related Securities as a bona fide gift or charitable contribution;

(ii)

transfers of Common Stock or any Related Securities by will or intestacy or to any Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

(iii)	transfers of Common Stock or any Related Securities pursuant to a domestic order or negotiated divorce settlement; or

(iv)

the exercise of stock options granted under any equity incentive plans of the Company by the undersigned, and the receipt by the undersigned from the Company of Common Stock upon such exercise, provided that the underlying Common Stock shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement and provided, further that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no Common Stock were sold by the reporting person and that Common Stock received upon exercise of the stock option are subject to this Letter Agreement;

provided however in the case of any transfer or distribution pursuant to clause (i), (ii), and (iii), it shall be a condition to such transfer that:

•

each donee, transferee or distributee executes and delivers to the Company an agreement in form and substance satisfactory to the Company stating that such donee, transferee or distributee is receiving and holding such Common Stock and/or Related Securities subject to the provisions of this Letter Agreement and agrees not to Sell or Offer to Sell such Common Stock and/or Related Securities, engage in any Swap or engage in any other activities restricted under this Letter Agreement except in accordance with this Letter Agreement (as if such donee, transferee or distributee had been an original signatory hereto), and

•

prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor, transferee, distributor or distributee) shall be required, or made voluntarily (other than any such disclosure required to be made by applicable law or regulation, including, without limitation, one or more filings on Form 4, Form 5, Schedule 13G or Schedule 13D, in each case, in accordance with applicable law and made after the expiration of the Lock-up Period).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Stock or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this Letter Agreement. This Letter Agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Robert Zeldin

Date

Annex A

Certain Defined Terms

Used in the Letter Agreement

For purposes of this Letter Agreement to which this Annex A is attached and of which it is made a part:

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 18 months from the date the undersigned has signed this Letter Agreement.

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Common Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this Letter Agreement.

Exhibit C

NDIA

EMPLOYEE NON-DISCLOSURE, INVENTION ASSIGNMENT AND

RESTRICTIVE COVENANT AGREEMENT

I, Robert Zeldin, will be an employee of Immunovant, Inc., a Delaware corporation with a place of business at 320 West 37th Street, 3rd Floor, New York, NY 10018 (the “Company”). I am entering into this agreement (the “Agreement”) in consideration of my employment with the Company. This Agreement applies to the entire period of my employment with the Company and will continue to apply after I leave the Company.

1.        Representations and Warranties; Covenants. I hereby represent and warrant that:

1.1    I am not bound by any agreement or arrangement with or duty to any other person or entity that would conflict with this Agreement.

1.2    I shall not disclose to the Company or induce the Company to use any proprietary, trade secret or confidential information or material belonging to others. I will not disclose any information to the Company in violation of any legal or fiduciary obligations to any third party.

1.3    I do not have any non-competition agreement, employment agreement, association or other similar obligations to any other person or entity that would preclude me from working for the Company or are in conflict with my employment with the Company.

1.4    No Infringement of Third Party Intellectual Property Rights. I hereby represent and warrant that the Inventions (as defined in Section 3 below) will not infringe or misappropriate any patent, copyright, trade secret, confidential information or other proprietary right of any third party.

1.5    Open Source. I hereby represent and warrant that the Inventions will not include any open source software, except with the prior written consent of the Company. If open source software is included in the Inventions, I agree to maintain for the Company a regularly updated record of all such open source software.

2.        Confidential Information.

2.1    For purposes of this Agreement, “Confidential Information” means all of the trade secrets, know-how, ideas, business plans, pricing information, the identity of and any information concerning customers or suppliers, computer programs (whether in source code or object code), procedures, processes, strategies, methods, systems, designs, discoveries, inventions, production methods and sources, marketing and sales information, information received from third parties that the Company is obligated to treat as confidential or proprietary,

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Immunovant, Inc.● 320 West 37th Street, 3rd Floor New York, NY 10018● immunovant.com and any other technical, scientific, operating, financial and other business information relating to the Company, its business, potential business, technology, operations or finances, or the business of the Company’s affiliates or customers, of which I may have acquired or developed knowledge or of which I may in the future acquire or develop knowledge of during my work for the Company, or from my colleagues while working for the Company.

2.2    Protection of Confidential Information. I will use the Confidential Information only in the performance of my duties for the Company. I will not disclose the Confidential Information, directly or indirectly, at any time during or after my employment with the Company except to persons authorized by the Company to receive this information. I will not use the Confidential Information, directly or indirectly, at any time during or after my employment with the Company, for my personal benefit, for the benefit of any other person or entity, or in any manner adverse to the interests of the Company. I will take all action reasonably necessary to protect the Confidential Information from being disclosed to anyone other than persons authorized by the Company.

2.3    Return of Confidential Information. If requested by the Company at any time, or when my employment with the Company terminates, I will immediately return or destroy all materials (including without limitation, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium) containing, summarizing, abstracting or in any way relating to the Confidential Information. At the time I return these materials I will acknowledge to the Company, in writing and under oath, in the form attached as Exhibit B, that I have complied with the terms of this Agreement.

2.4    Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge and understand that I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of the trade secrets of Immunovant or any of its affiliates that is made by me (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

3.        Inventions.

3.1    For purposes of this Agreement, the term “Inventions” means:

(a)    contributions and inventions, discoveries, creations, developments, improvements, works of authorship and ideas (whether or not they are patentable or copyrightable) of any kind that are conceived, created, developed or reduced to practice by me,

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alone or with others, while employed by the Company that are either: (i) conceived during regular working hours or at my place of work, whether located at Company, affiliate or customer facilities, or at my own facilities; or (ii) regardless of whether they are conceived or made during regular working hours or at my place of work, are directly or indirectly related to the Company’s technology or business or demonstrably anticipated research or development, result from tasks assigned to me by the Company, or are conceived or made with the use of the Company’s resources, facilities or materials; and

(b)    any and all patents, patent applications, copyrights, trade secrets, trademarks, domain names and other intellectual property rights, worldwide, with respect to any of the foregoing.

The term “Inventions” specifically excludes any inventions I developed entirely on my own time without using any Company equipment, supplies, facilities or confidential information, unless (i) the invention related at the time of conception or reduction to practice of the invention to (A) the Company’s business, or (B) the Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by me for the Company.

3.2    All Inventions Are Exclusively the Property of the Company. (a) I will promptly disclose all Inventions, in full detail, to persons authorized by the Company. I will not disclose any Invention to anyone other than persons authorized by the Company, without the Company’s express prior written instruction to do so.

(b)    All Inventions will be deemed “work made for hire” as that term is used in the U.S. Copyright Act, and belong solely to the Company from conception. I hereby expressly disclaim all interest in all Inventions. I hereby agree to irrevocably assign to the Company all of my right, title and interest to any and all Inventions. At the request of the Company at any time during or after my employment with the Company, I will sign whatever written documents of assignment are necessary to formally evidence my irrevocable assignment to the Company of any Invention.

(c)    At all times during or after my employment with the Company I will assist the Company in obtaining, maintaining and renewing patent, copyright, trademark, trade secret and other appropriate protection for any Invention, in the United States and in any other country, at the Company’s expense.

3.3    Excluded Information. On Exhibit A attached to this Agreement I have included a complete list, with nonconfidential descriptions, of any inventions, ideas, and other creative works that I made or conceived prior to my employment with the Company (collectively, the “Excluded Information”). I intend that the items on that list and only the items on that list shall be excluded from the restrictions set forth in this Agreement. I will not assert any right, title or

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Immunovant, Inc.● 320 West 37th Street, 3rd Floor New York, NY 10018● immunovant.com interest in or to any invention or claim that I made, conceived or acquired any invention before my employment with the Company unless I have specifically identified that invention on the attached Exhibit A. In the event that any Excluded Information is incorporated into any Invention, I hereby grant Company a perpetual, worldwide, royalty-free, non-exclusive, transferrable license, with a right to sublicense, to use and reproduce the Excluded Information for commercial, internal business and all other purposes.

4.    Non-Solicitation. In order to protect the legitimate business interests of the Company and in consideration of the Company’s willingness to provide to me access to its Confidential Information, I agree that I will not directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, consultant, agent, founder, co-venture partner or otherwise, during the period beginning on the initial date of my employment with the Company and ending twelve (12) months after termination of my employment with the Company for any reason, do anything to divert or attempt to divert from the Company any business of any kind in favor of any entity that competes with or is in substantially the same business as the Company, including, without limitation, solicit or interfere with any of the Company’s customers, clients, members, business partners or suppliers.

I agree that I will not, during the period beginning on the initial date of my employment with the Company and ending twelve (12) months after termination of my employment with the Company for any reason, solicit, induce, recruit or encourage any person engaged or employed by the Company to terminate his or her employment or engagement with the Company.

I agree that Company retains the option to extend the period of any restriction in this section for an additional six (6) months, to end as late as eighteen (18) months after termination of my employment with Company for any reason, in exchange for ongoing base salary payments at my then current salary, for the period of restriction.

5.    Non-Competition. In order to protect the legitimate business interests of the Company and in consideration of the Company’s willingness to provide to me access to its Confidential Information, I agree that I will not directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, consultant, agent, founder, co-venture partner or otherwise, during the period beginning on the initial date of my employment with the Company and ending twelve (12) months after termination of my employment with the Company for any reason, engage, invest or participate in any business that develops or has under development drugs likely to compete with those drugs or potential drugs which the Company has created, has under development, is commercializing or are the subject of active planning from time to time during my employment with the Company, provided, however, that I may own, as a passive investor, publicly-traded securities of any corporation that competes with the business of the

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Company so long as such securities do not, in the aggregate, constitute more than three percent (3%) of any class of outstanding securities of such corporations.

I agree that Company retains the option to extend the period of the restriction in this section for an additional six (6) months, to end as late as eighteen (18) months after termination of my employment with Company for any reason, in exchange for ongoing base salary payments at my then current salary, for the period of restriction.

6.        Miscellaneous.

6.1    Interpretation and Scope of this Agreement. Each provision of this Agreement shall be interpreted on its own. If any provision is held to be unenforceable as written, it shall be enforced to the fullest extent permitted under applicable law. In the event that one or more of the provisions contained in this Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, then it shall (a) be enforced to the fullest extent permitted under applicable law and (b) such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable portion(s) had never been contained herein.

6.2    Remedies. I understand and agree that if I breach or threaten to breach any of the provisions of this Agreement, the Company would suffer immediate and irreparable harm and that monetary damages would be an inadequate remedy. I agree that, in the event of my breach or threatened breach of any of the provisions of this Agreement, the Company shall have the right to seek relief from a court to restrain me (on a temporary, preliminary and permanent basis) from using or disclosing Company Confidential Information or Inventions or otherwise violating the provisions of this Agreement, and that any such restraint shall be in addition to (and not instead of) any and all other remedies to which the Company shall be entitled, including money damages. The Company shall not be required to post a bond to secure against an imprudently granted injunction (whether temporary, preliminary or permanent).

6.3    Governing Law; Jury Waiver; Consent to Jurisdiction. This Agreement (together with any and all modifications, extensions and amendments of it) and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict or choice of law principles thereof. For all matters arising directly or indirectly from this Agreement (“Agreement Matters”), I agree that any disputes will be subject to confidential arbitration before a mutually agreed upon Judicial Arbitration and Mediation Services (“JAMS”) arbitrator, in accordance with the JAMS Employment Arbitration Rules & Procedures in effect at that time, except as modified herein, and that neither party will bring any claim in court except for claims for injunctive relief.

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For claims for injunctive relief, I hereby (a) irrevocably consent and submit to the sole exclusive jurisdiction of the United States District Court for the Southern District of New York and any state court in the State of New York that is located in New York County, New York (and of the appropriate appellate courts from any of the foregoing) in connection with any legal action, lawsuit, arbitration, mediation, or other legal or quasi legal proceeding (“Proceeding”) directly or indirectly arising out of or relating to any Agreement Matter; provided that a party to this Agreement shall be entitled to enforce an order or judgment of any such court in any United States or foreign court having jurisdiction over the other party, (b) irrevocably waive, to the fullest extent permitted by law, any objection that I may now or later have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (c) irrevocably waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) irrevocably waive, to the fullest extent permitted by law, any right to a trial by jury in connection with a Proceeding, (e) covenant that I will not, directly or indirectly, commence any Proceeding other than in such courts and (f) agree that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice as set forth in this Agreement.

6.4    Entire Agreement; Amendments and Waivers. This Agreement (including the exhibits attached hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented, or changed and any provision hereof can be waived, only by written instrument signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

6.5    Captions. The captions and section headings in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.6    Counterparts; Binding Effect. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same agreement. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.7    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier,

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specifying next day delivery, with written verification of receipt. All communications to me shall be sent to me at the address as set forth on the signature page of this Agreement, or in the Company’s records, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section and all notices to the Company shall be provided to the Company’s headquarters, attention General Counsel.

[Signature Page Follows]

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Immunovant, Inc.● 320 West 37th Street, 3rd Floor New York, NY 10018● immunovant.com

By signing this Agreement below, (1) I agree to be bound by each of its terms, (2) I acknowledge that I have read and understand this Agreement and the important restrictions it imposes upon me, and (3) I represent and warrant to the Company that I have had ample and reasonable opportunity to consult with legal counsel of my own choosing to review this Agreement and understand its terms including that it places significant restrictions on me.

EMPLOYEE:

By:	/s/ Robert Zeldin

Name:	Robert Zeldin

Home Address:

Date:	7/9/2019

Accepted by Company:

IMMUNOVANT, INC.

By:	/s/ Pete Salzmann

Name:	Pete Salzmann

Title:	CEO

Date:	7/9/2019

[Signature Page to Immunovant, Inc. Non-Disclosure and Invention Assignment Agreement]
Immunovant, Inc.● 320 West 37th Street, 3rd Floor New York, NY 10018● immunovant.com

EXHIBIT A

Excluded Information:

[Securely attach additional pages if necessary]

[If this exhibit is left blank, the employee shall be deemed to represent that he/she does not have any Excluded Information.]

EXHIBIT B

Form of Acknowledgment

My employment by Immunovant, Inc. (the “Company”) is now terminated. I have reviewed my Non-Disclosure, Invention Assignment and Restrictive Covenant Agreement with Immunovant, Inc., dated                     , 201     (the “Agreement”), and I swear, under oath, that:

•	I have complied and will continue to comply with all of the provisions of the Agreement.

•

I understand that all of the Company’s materials (including without limitation, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium), whether or not they contain Confidential Information (as that phrase is defined in the Agreement), are and remain the property of the Company. I have delivered to authorized Company personnel, or have destroyed, all of those documents and all other Company materials in my possession.

Signature

Name (please print clearly)

Address

STATE OF                          )

                                             ) ss.:

COUNTY OF                  )

BE IT REMEMBERED, that on this      day of             , 20    , before me, the subscriber, a notary public of the State of             , personally appeared                     , who being by me duly sworn on his or her oath, deposed and made proof to my satisfaction that (s)he is the person named in the within instrument, to whom I first made known the contents thereof, and thereupon (s)he acknowledged that (s)he signed, sealed and delivered the same as his/her voluntary act and deed for the uses and purposes therein expressed.

[SEAL]	Notary Public

Immunovant, Inc.● 320 West 37th Street, 3rd Floor New York, NY 10018● immunovant.com